Exhibit 10.1


     AGREEMENT made as of the 1st day of April 2008 by and between TRANS-LUX
                              ---
CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and KARL HIRSCHAUER residing at 10 Douglas Lane, New Fairfield, CT 06812 (hereinafter called, "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

     2. (a) The term ("Term") of the Agreement shall be the two year period commencing as of April 1, 2008 and terminating March 31, 2010.

         (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice the employment of Employee shall terminate.

         (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

     3. Employee shall be employed in an executive and/or engineering capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate). Employer shall use its best efforts to cause Employee to be elected and continue to be elected a Senior Vice President of Employer during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, or President and Co-Chief Executive Officer, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Board of Directors of Employer, to which Employee does hereby agree to be bound.

Employee shall devote his entire time, attention and energies during usual business hours (subject to Employer's policy with respect to holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director he will do so without additional compensation, other than director's fees or honoraria, if any.

     During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use his best efforts, skills and abilities in the performance of his services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. The foregoing shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (1%) of the outstanding shares of stock of such listed company. Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer) divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, inventions, confidential methods of

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

operations and organization, confidential sources of supply, identity of employees, customer 1ists and confidential financial information.

     4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of ONE HUNDRED SIXTY EIGHT THOUSAND DOLLARS ($168,000) per annum during the period April l, 2008, to June 30, 2008; at the rate of ONE HUNDRED SEVENTY ONE THOUSAND FIVE HUNDRED DOLLARS ($171,500) per annum during the period July 1, 2008 to June 30, 2009; and at the rate of ONE HUNDRED SEVENTY FIVE THOUSAND FIVE HUNDRED DOLLARS ($l75,500) per annum during the period July 1, 2009 to March 31, 2010. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for him and for its employees generally. This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase.

     All payments under this Agreement are in United States dollars unless otherwise specified.

         (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

         (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, his duties by reason of illness or any other incapacity for (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of

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

such incapacity 35% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity.

         (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 31, 2009, 2010, and 2011, respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employee's performance for the immediately preceding fiscal year. Notwithstanding the foregoing, based on Employer's annual pre-tax consolidated earnings in the applicable Fiscal Year, Employer shall pay Employee a Bonus at the rate of three-eighths of one percent (.375%) for the fiscal years ending December 31, 2008, 2009, and 2010 only (provided however, the Bonus, if any, for 2010 shall be 25% of the amount for such year.) The Bonuses shall not exceed $20,000 for any year ($5,000 for January 1 - March 31, 2010).

     No Bonus shall be payable for any Fiscal Year in which the annual pre tax consolidated earnings determined in accordance with Section 4(d) are less than $500,000.

     There shall be excluded from the calculation of pre-tax consolidated earnings during the Term of this Agreement (1) the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year or (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation, or (2) any contractual Bonuses and/or contractual profit participations accrued or paid to Employee or other employees

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

     Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance.

     Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid 2008 or 2009 fiscal year or March 31, 2010, no Bonus shall be paid for such fiscal year or 2010, as the case may be. In the event of Employee's death on or after January 1 of 2009 or 2010 or March 31, 2010, any Bonus to which he is otherwise entitled for the prior fiscal year or 2010, as the case may be, shall be paid to his widow if she shall survive him or if she shall predecease him to his surviving issue per stirpes and not per capita.

     Such pre-tax consolidated earnings shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty
(60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated earnings for each of the years 2008, 2009 and 2010. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such fiscal year and to cause said independent certified public accountants, concomitantly with delivery of such statement by accountants to it, to deliver a copy of

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

such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

         (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the Employ of Employer, Employer shall pay to Employee's widow or his surviving issue, as the case may be, for the balance of the Term of the Agreement, or eighteen (18) months, whichever is less, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 35% of Employee's then annual base salary rate.

     5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

     6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

     7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in anyway, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on his own account and, except as permitted by Section 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal,

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

agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment for any reason, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of any Employer employee or (ii) solicit or render any service directly or indirectly to any other person or entity with regard to soliciting any customer of the Employer during the two
(2) year period prior to termination of employment with respect to products or services competitive with products or services of Employer. Employee shall at no time during or after employment disclose to any person, other than Employer, or otherwise use any information of or regarding Employer except on behalf of Employer, nor communicate, publish, or otherwise transmit, in any manner whatsoever, untrue information or negative, competitive, personal or other information or comments regarding Employer. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer.
Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed or formerly employed by any of them. Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke. In addition to the obligations of the Employee contained in this Agreement, Employee agrees to be bound by the provisions contained in Exhibits A and B to this Agreement.

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

     8. In the event any provision of Section 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

     9. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

     10. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to his address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the President, at the address set forth until the move in or about May 2008, and effective upon the move, 26 Pearl Street, Norwalk, Connecticut 06850, in the case of Employer, or such other address as designated in writing by the parties.

     11. This Agreement shall be construed in accordance with the laws of the State of New York.

     12. This instrument contains the entire agreement between the parties and supersedes as of April 1, 2008 the Employment Agreement between the parties dated April 1, 2006 except any amounts which accrued as of such date and are unpaid, but excluding the Bonus for the period January 1 - March 31, 2008 which is covered by Section 4(d) hereof. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

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

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.

                             TRANS-LUX CORPORATION

                           By: /s/ Michael R. Mulcahy
                              -----------------------
                                     President


                           /s/ Karl Hirachauer
                           --------------------------
                                Karl Hirschauer


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

                                  EXHIBIT A TO
                              EMPLOYMENT AGREEMENT
                         EFFECTIVE AS OF APRIL 1, 2008

                       ADDITIONAL OBLIGATIONS OF EMPLOYEE


     1. All inventions, developments and improvements conceived or made by Employee, solely or jointly with others, during the period of Employee's employment by the Employer, whether or not conceived during business hours, which pertain to any product, goods, apparatus, equipment, systems, methods or processes made, used or sold by the Employer, or with regard to which the Employer is conducting research or development work, either alone or in cooperation with others, shall be a work made for hire, under the supervision of the Employer, and shall be the property of the Employer, whether patentable or not.

     2. Employee agrees to promptly and voluntarily disclose to the Employer all such inventions, developments, and improvements conceived or made by Employee during the period of Employee's employment, and one year thereafter, and to sign, when requested by Employer any United States and foreign patent applications or any divisional, continuing, renewal or reissue applications pertaining thereto, and to provide the Employer or its agents or attorneys with all reasonable assistance in the preparation and presentation of patent or copyright applications, drawings, specifications and the like, provided that all fees pertaining to such applications are to be paid by the Employer. Employee also agree to assign to the Employer all such inventions, developments and improvements and any United States and foreign patent applications or divisional, continuing, renewal or reissue applications pertaining thereto, and any patent issuing thereon, and Employee agrees to sign any assignments or other instruments that might, in the opinion of the Employer, be required to carry out this provision. Employee will perform Employee's obligations under this paragraph without requesting or receiving any payment therefore other than Employee's usual salary from the Employer.

     3. In any action, claim, or proceeding in which this Agreement or any provision thereof is in issue, the parties agree that the Employer shall have the benefit of a prima facie presumption that any invention, development or improvement as referred to in paragraph 1 which is disclosed or offered to others, or published or reduced to practice by Employee within a period of one year after the termination of Employee's employment with Employer, or any such inventions, developments or improvements disclosed in a patent application filed by Employee within one year of the termination of Employee's employment by Employer, was conceived or made during the period of Employee's employment.

     4. All work done by Employee for the Employer relating in any way to the conception, design, development, support, maintenance, sales or leasing of products for the Employer is the property of the Employer and Employee hereby assigns to the

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

Employer all of Employee's rights therein. This paragraph applies to work performed by Employee before and after the signing of this Agreement.


                             Trans-Lux Corporation



                           By: /s/ Michael R. Mulcahy
                              -----------------------
                                     President


                           /s/ Karl Hirachauer
                           --------------------------
                                Karl Hirschauer

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